Exhibit 99

Piper Jaffray Companies Announces
2016 Third Quarter Results

MINNEAPOLIS – October 27, 2016 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended September 30, 2016.

“We produced record revenues of nearly $200 million for the quarter,” said Andrew S. Duff, Chairman and CEO of Piper Jaffray. “Our results reflect strength across the firm, particularly in our advisory and underwriting businesses. The increase in operating-leverage at these revenue levels drove a substantial margin expansion in our results.”

Financial Highlights

	Three Months Ended			Percent Inc/(Dec)
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16
	2016	2016	2015	vs. 2Q '16	vs. 3Q '15
U.S. GAAP
Net revenues	$200,847	$170,483	$149,617	17.8%	34.2%
Compensation ratio	67.3%	68.7%	64.3%
Non-compensation ratio	23.5%	27.5%	31.2%
Pre-tax operating margin	9.2%	3.8%	4.5%
Net income	$10,658	$1,938	$4,831	449.9%	120.6%
Earnings per diluted common share	$0.70	$0.12	$0.32	483.3%	118.8%

Non-GAAP(1)
Adjusted net revenues	$199,001	$167,188	$148,394	19.0%	34.1%
Adjusted compensation ratio	63.8%	64.1%	64.3%
Adjusted non-compensation ratio	19.4%	23.1%	28.7%
Adjusted pre-tax operating margin	16.8%	12.9%	7.0%
Adjusted net income	$20,976	$13,938	$7,250	50.5%	189.3%
Adjusted earnings per diluted common share	$1.37	$0.88	$0.48	55.7%	185.4%

•
Strong performance in our equity investment banking businesses, driven by our expansion into energy and financial institutions coupled with market share gains, drove an increase in revenues compared to both of the prior periods. Our fixed income businesses also contributed higher revenues compared to the prior-year period due to robust public finance results and our acquisition of BMO Capital Markets GKST Inc. ("BMO GKST") in the fourth quarter of 2015.

•
Pre-tax operating margin on both a GAAP and Non-GAAP basis improved compared to the third quarter of 2015 primarily due to a $9.8 million charge resulting from settlement of a legal matter in the prior-year period. Higher revenue levels drove increased operating leverage and improved the operating margin both sequentially and year over year.

•	Our rolling 12 month return on average common shareholders' equity was 3.6% at September 30, 2016 and our adjusted return on average common shareholders' equity(2) was 8.4% at September 30, 2016.

•
Our U.S. GAAP results were adversely impacted by acquisition-related compensation and intangible asset amortization expenses, and restructuring and integration costs, which are excluded from our non-GAAP results.

(1)     A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
(2)    A non-GAAP measure. See the "Additional Shareholder Information" section for an explanation of the calculation of this non-GAAP measure. We believe that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The variance explanations for net revenues and adjusted revenues are consistent on both a U.S. GAAP and non-GAAP basis.

U.S. GAAP Results and Commentary

Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16
(Amounts in thousands)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15
Net revenues	$186,483	$156,739	$137,660	19.0%	35.5%
Operating expenses	$169,745	$152,028	$129,224	11.7%	31.4%
Pre-tax operating income	$16,738	$4,711	$8,436	255.3%	98.4%
Pre-tax operating margin	9.0%	3.0%	6.1%

•
Advisory services revenues were $75.2 million, an increase of 60% and 56% compared to the third quarter of 2015 and the sequential quarter, respectively. Contributions from our expansion into the energy and financial institutions sectors, coupled with market share gains in our core business, drove strong, relative performance. Our results reflect significant market share gains as our revenue increased over 50% compared to both of the prior periods while M&A markets were flat to declining.

•
Equity financing revenues of $30.5 million increased 26% and 82% compared to the year-ago period and the sequential quarter, respectively. The equity capital raising environment continues to improve from the trough we experienced in the first quarter of 2016, driven by low volatility and improving equity valuations. Our results reflect strong, relative performance and included contributions from the energy and financial institutions sectors.

•
Debt financing revenues were $30.9 million, up 51% compared to the third quarter of 2015 due to robust market conditions, driven by low interest rates and increased new money issuance volumes, combined with solid market share gains. Revenues were down 7% compared to the record levels achieved in the second quarter of 2016.

•
Equity institutional brokerage revenues of $20.5 million increased 2% compared to the year-ago period and decreased 9% compared to the second quarter of 2016. The decrease compared to the sequential quarter was due to a decline in client trading volumes as extremely low volatility led to lower market volumes. We continue to focus on leveraging our energy and financial institutions resources to drive revenues from greater client relevance.

•
Fixed income institutional brokerage revenues were $25.8 million, up 41% compared to the third quarter of 2015 due to increased market volumes, particularly in the municipal asset class, as well as incremental revenues resulting from our acquisition of BMO GKST in the fourth quarter of 2015. Revenues decreased 11% compared to the second quarter of 2016 due to reduced trading opportunities in municipals. Higher trading volumes and improved capabilities attributed to the GKST acquisition have enabled us to reduce both capital deployed and interest rate risk in our fixed income business.

•
Investment income, which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking fund, and firm investments, were $4.5 million for the quarter, compared to $7.3 million and $7.5 million in the year-ago period and the sequential quarter, respectively. We recorded higher gains on our merchant banking portfolio in both of the prior periods, as well as higher gains on other firm investments in the sequential quarter.

•
Operating expenses for the third quarter of 2016 were $169.7 million, up 31% and 12% compared to the third quarter of 2015 and the second quarter of 2016, respectively, due to higher compensation expenses arising from increased revenues. Also, the increase compared to the prior-year period was due to higher non-compensation expenses related to our recent acquisitions, which were partially offset by a $9.8 million settlement of a legal matter in the prior-year period.

•
Segment pre-tax operating margin was 9.0% compared to 6.1% in the year-ago period and 3.0% in the second quarter of 2016. Pre-tax operating margin increased compared to the third quarter of 2015 due to lower non-compensation costs resulting from a legal settlement in the prior-year period. Higher acquisition-related costs in the current quarter partially offset the impact of the legal settlement. Pre-tax operating margin improved compared to the sequential quarter due to operating leverage as a result of higher revenues.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16
(Amounts in thousands)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15
Management and performance fees	$13,903	$12,801	$17,053	8.6%	(18.5)%
Investment income/(loss)	$461	$943	$(5,096)	(51.1)%	(109.0)%
Operating expenses	$12,651	$11,946	$13,605	5.9%	(7.0)%
Pre-tax operating income/(loss)	$1,713	$1,798	$(1,648)	(4.7)%	(203.9)%
Pre-tax operating margin	11.9%	13.1%	(13.8)%

•
Management and performance fees of $13.9 million decreased 19% compared to the year-ago period due to lower management fees from both our value equity and MLP product offerings. The decrease was primarily driven by lower assets under management (AUM) resulting from net client outflows from our value equity products. The majority of these outflows were in the first quarter of 2016, and have stabilized as the year progressed with significantly lower net outflows in the last two quarters. Management fees increased 9% compared to the second quarter of 2016 due to increased AUM from net market appreciation and our investment performance.

•
Investment income/(loss) on firm capital invested in our strategies was income of $0.5 million for the current quarter, compared with a loss of $5.1 million in the third quarter of 2015 and income of $0.9 million in the second quarter of 2016. We expect the magnitude and volatility of investment income/(loss) on firm capital invested in our strategies to decrease meaningfully on a prospective basis compared to 2015 due to reduced level of investment.

•
Operating expenses for the current quarter were $12.7 million, down 7% compared to the year-ago period due to lower compensation expenses attributable to a decline in net revenues. Operating expenses were up 6% compared to the second quarter of 2016 due to higher compensation expenses related to higher revenues.

•
Segment pre-tax operating margin was 11.9% in the third quarter of 2016, compared to a negative 13.8% in the year-ago period and 13.1% in the sequential quarter. The variability in investment income/(loss) drove the majority of the variance in segment pre-tax operating margin compared to both of the prior periods.

•
AUM was $8.4 billion at the end of the third quarter of 2016, compared to $9.4 billion in the year-ago period and $8.1 billion at the end of the second quarter of 2016. The increase in AUM in the third quarter of 2016 was due to net market appreciation for both our value equity and MLP product offerings, which more than offset modest net client outflows.

Non-GAAP Results and Commentary
Throughout this section of the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation for acquisition-related agreements and (4) restructuring and acquisition integration costs. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16
(Amounts in thousands)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15
Adjusted net revenues	$184,637	$153,444	$136,437	20.3%	35.3%
Adjusted operating expenses	$154,378	$135,106	$125,936	14.3%	22.6%
Adjusted pre-tax operating income	$30,259	$18,338	$10,501	65.0%	188.2%
Adjusted pre-tax operating margin	16.4%	12.0%	7.7%

•	The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for net revenues on a U.S. GAAP basis.

•
Adjusted operating expenses for the third quarter of 2016 were $154.4 million, up 23% and 14% compared to the third quarter of 2015 and the second quarter of 2016, respectively, primarily due to higher compensation expenses as a result of increased revenues. Also, on a year-over-year basis, the higher compensation expenses were partially offset by lower non-compensation expenses resulting from a $9.8 million legal settlement in the year-ago period.

•
Adjusted segment pre-tax operating margin was 16.4% compared to 7.7% in the year-ago period and 12.0% in the second quarter of 2016. Adjusted pre-tax operating margin was higher compared to the third quarter of 2015 as non-compensation expenses decreased as a result of a legal settlement in the prior-year period, and higher compared to the sequential quarter primarily due to operating leverage as a result of higher revenues. Adjusted net revenues increased 20% and adjusted operating expenses increased 14% compared to the second quarter of 2016, reflecting the operating leverage and expense discipline.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended			Percent Inc/(Dec)
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16
(Amounts in thousands)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15
Adjusted management and performance fees	$13,903	$12,801	$17,053	8.6%	(18.5)%
Adjusted investment income/(loss)	$461	$943	$(5,096)	(51.1)%	(109.0)%
Adjusted operating expenses	$11,264	$10,559	$12,095	6.7%	(6.9)%
Adjusted pre-tax operating income/(loss)	$3,100	$3,185	$(138)	(2.7)%	N/M
Adjusted pre-tax operating margin	21.6%	23.2%	(1.2)%
Adjusted segment pre-tax operating margin excluding investment income/(loss) *	19.0%	17.5%	29.1%
N/M — Not meaningful
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss) provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

•
The variance explanations for adjusted net revenues, adjusted operating expenses and adjusted margin on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The difference between our operating expenses on a U.S. GAAP basis and our adjusted operating expenses on a non-GAAP basis is due to intangible asset amortization expense. See the discussion above on AUM.

Other Matters
During the third quarter of 2016, we repurchased $8.3 million, or 207,000 shares of our common stock, at an average price of $40.03 per share.

Additional Shareholder Information

	For the Quarter Ended
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015
Full time employees	1,299	1,299	1,094
Equity financings
# of transactions	25	16	22
Capital raised	$4.9 billion	$3.5 billion	$3.0 billion
Municipal negotiated issuances
# of transactions	180	192	159
Par value	$3.8 billion	$5.0 billion	$3.3 billion
Advisory transactions
# of transactions	46	22	23
Aggregate deal value	$5.8 billion	$2.4 billion	$7.0 billion
Asset Management
AUM	$8.4 billion	$8.1 billion	$9.4 billion
Common shareholders’ equity	$784.5 million	$775.0 million	$795.4 million
Number of common shares outstanding (in thousands)	12,275	12,425	13,947
Rolling 12 month return on average common shareholders’ equity *	3.6%	2.8%	6.3%
Adjusted rolling 12 month return on average common shareholders’ equity †	8.4%	6.7%	7.3%
Book value per share	$63.91	$62.38	$57.03
Tangible book value per share ‡	$37.80	$35.94	$39.36

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015
Common shareholders’ equity	$784,480	$775,011	$795,385
Deduct: goodwill and identifiable intangible assets	320,480	328,491	246,362
Tangible common shareholders’ equity	$464,000	$446,520	$549,023

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thur., Oct. 27 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after Oct. 27 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #91060185. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET Oct. 27 at the same Web address or by calling (855)859-2056 and referencing reservation #91060185.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: (612)303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory, capital markets and public finance transactions (including our performance in specific sectors and the outlook for future quarters), anticipated financial results generally (including expectations regarding our noncompensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), financial results for our asset management segment (including our performance in specific sectors, e.g. energy-based MLPs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including growth in public finance, asset management, and corporate advisory), the expected benefits of our expansion into the financial institutions and energy sectors, including the expected benefits of the integration of Simmons and Company International, River Branch Holdings LLC, and BMO Capital Markets GKST Inc. or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from equity and debt financings and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
we may not be able to effectively integrate any business or groups of employees we acquire or hire, and the expected benefits (e.g. cost and revenue synergies) of any acquisitions or strategic hires, including that of Simmons and Company International, River Branch Holdings LLC and BMO Capital Markets GKST Inc., may take longer than anticipated to achieve and may not be achieved in their entirety or at all;

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2015, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2016 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15	2016	2015	Inc/(Dec)
Revenues:
Investment banking	$136,682	$97,414	$91,640	40.3%	49.2%	$338,034	$284,786	18.7%
Institutional brokerage	42,189	48,185	34,182	(12.4)	23.4	122,423	106,879	14.5
Asset management	15,256	14,595	18,951	4.5	(19.5)	43,699	58,730	(25.6)
Interest	7,343	7,922	9,128	(7.3)	(19.6)	24,094	32,755	(26.4)
Investment income	4,806	8,276	831	(41.9)	478.3	14,019	10,123	38.5
Total revenues	206,276	176,392	154,732	16.9	33.3	542,269	493,273	9.9

Interest expense	5,429	5,909	5,115	(8.1)	6.1	17,383	17,719	(1.9)

Net revenues	200,847	170,483	149,617	17.8	34.2	524,886	475,554	10.4

Non-interest expenses:
Compensation and benefits	135,186	117,148	96,132	15.4	40.6	356,770	295,543	20.7
Outside services	10,288	10,184	9,316	1.0	10.4	28,923	26,385	9.6
Occupancy and equipment	8,743	8,850	7,025	(1.2)	24.5	25,311	20,791	21.7
Communications	7,845	7,294	6,234	7.6	25.8	22,469	17,650	27.3
Marketing and business development	7,629	9,171	6,965	(16.8)	9.5	23,804	21,186	12.4
Trade execution and clearance	2,008	1,916	1,982	4.8	1.3	5,686	5,956	(4.5)
Restructuring and integration costs	—	3,433	1,496	N/M	N/M	10,206	1,496	582.2
Intangible asset amortization expense	8,010	4,094	1,773	95.7	351.8	15,400	5,319	189.5
Other operating expenses	2,687	1,884	11,906	42.6	(77.4)	7,915	17,289	(54.2)
Total non-interest expenses	182,396	163,974	142,829	11.2	27.7	496,484	411,615	20.6

Income before income tax expense	18,451	6,509	6,788	183.5	171.8	28,402	63,939	(55.6)

Income tax expense	6,515	1,996	1,573	226.4	314.2	8,767	20,605	(57.5)

Net income	11,936	4,513	5,215	164.5	128.9	19,635	43,334	(54.7)

Net income applicable to noncontrolling interests	1,278	2,575	384	(50.4)	232.8	4,602	4,532	1.5

Net income applicable to Piper Jaffray Companies (a)	$10,658	$1,938	$4,831	449.9%	120.6%	$15,033	$38,802	(61.3)%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$8,582	$1,577	$4,448	444.2%	92.9%	$12,476	$35,908	(65.3)%

Earnings per common share
Basic	$0.70	$0.12	$0.32	483.3%	118.8%	$0.98	$2.46	(60.2)%
Diluted	$0.70	$0.12	$0.32	483.3%	118.8%	$0.97	$2.46	(60.6)%

Weighted average number of common shares outstanding
Basic	12,282	12,927	13,938	(5.0)%	(11.9)%	12,787	14,568	(12.2)%
Diluted	12,298	12,942	13,952	(5.0)%	(11.9)%	12,801	14,594	(12.3)%
N/M — Not meaningful

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16	Sept. 30,	Sept. 30,	Percent
(Dollars in thousands)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15	2016	2015	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$30,479	$16,786	$24,290	81.6%	25.5%	$53,831	$94,621	(43.1)%
Debt	30,898	33,325	20,446	(7.3)	51.1	80,195	69,082	16.1
Advisory services	75,230	48,112	47,135	56.4	59.6	204,971	121,653	68.5
Total investment banking	136,607	98,223	91,871	39.1	48.7	338,997	285,356	18.8

Institutional sales and trading
Equities	20,492	22,612	20,026	(9.4)	2.3	62,773	59,338	5.8
Fixed income	25,812	28,952	18,259	(10.8)	41.4	71,818	59,958	19.8
Total institutional sales and trading	46,304	51,564	38,285	(10.2)	20.9	134,591	119,296	12.8

Management and performance fees	1,353	1,794	1,898	(24.6)	(28.7)	4,112	3,926	4.7

Investment income	4,472	7,451	7,274	(40.0)	(38.5)	14,009	22,194	(36.9)

Long-term financing expenses	(2,253)	(2,293)	(1,668)	(1.7)	35.1	(6,838)	(4,781)	43.0

Net revenues	186,483	156,739	137,660	19.0	35.5	484,871	425,991	13.8

Operating expenses	169,745	152,028	129,224	11.7	31.4	460,628	369,114	24.8

Segment pre-tax operating income	$16,738	$4,711	$8,436	255.3%	98.4%	$24,243	$56,877	(57.4)%

Segment pre-tax operating margin	9.0%	3.0%	6.1%			5.0%	13.4%

Asset Management
Management and performance fees
Management fees	$13,903	$12,801	$17,053	8.6%	(18.5)%	$39,587	$54,596	(27.5)%
Performance fees	—	—	—	—	—	—	208	N/M
Total management and performance fees	13,903	12,801	17,053	8.6	(18.5)	39,587	54,804	(27.8)

Investment income/(loss)	461	943	(5,096)	(51.1)	(109.0)	428	(5,241)	(108.2)

Net revenues	14,364	13,744	11,957	4.5	20.1	40,015	49,563	(19.3)

Operating expenses	12,651	11,946	13,605	5.9	(7.0)	35,856	42,501	(15.6)

Segment pre-tax operating income/(loss)	$1,713	$1,798	$(1,648)	(4.7)%	(203.9)%	$4,159	$7,062	(41.1)%

Segment pre-tax operating margin	11.9%	13.1%	(13.8)%			10.4%	14.2%

Total
Net revenues	$200,847	$170,483	$149,617	17.8%	34.2%	$524,886	$475,554	10.4%

Operating expenses	182,396	163,974	142,829	11.2	27.7	496,484	411,615	20.6

Pre-tax operating income	$18,451	$6,509	$6,788	183.5%	171.8%	$28,402	$63,939	(55.6)%

Pre-tax operating margin	9.2%	3.8%	4.5%			5.4%	13.4%
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15	2016	2015	Inc/(Dec)
Revenues:
Investment banking	$136,682	$97,414	$91,640	40.3%	49.2%	$338,034	$284,786	18.7%
Institutional brokerage	42,128	47,776	34,182	(11.8)	23.2	122,240	106,879	14.4
Asset management	15,256	14,595	18,951	4.5	(19.5)	43,699	58,730	(25.6)
Interest	6,811	7,409	7,885	(8.1)	(13.6)	22,582	25,244	(10.5)
Investment income	3,373	5,721	631	(41.0)	434.5	8,682	7,932	9.5
Total revenues	204,250	172,915	153,289	18.1	33.2	535,237	483,571	10.7

Interest expense	5,249	5,727	4,895	(8.3)	7.2	16,841	15,559	8.2

Adjusted net revenues (2)	$199,001	$167,188	$148,394	19.0%	34.1%	$518,396	$468,012	10.8%

Non-interest expenses:
Adjusted compensation and benefits (3)	$127,010	$107,086	$95,442	18.6%	33.1%	$335,226	$292,698	14.5%
Ratio of adjusted compensation and benefits to adjusted net revenues	63.8%	64.1%	64.3%			64.7%	62.5%

Adjusted non-compensation expenses (4)	$38,632	$38,579	$42,589	0.1%	(9.3)%	$112,220	$106,247	5.6%
Ratio of adjusted non-compensation expenses to adjusted net revenues	19.4%	23.1%	28.7%			21.6%	22.7%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$33,359	$21,523	$10,363	55.0%	221.9%	$70,950	$69,067	2.7%
Adjusted operating margin (6)	16.8%	12.9%	7.0%			13.7%	14.8%

Adjusted income tax expense (7)	12,383	7,585	3,113	63.3	297.8	25,427	24,364	4.4

Adjusted net income (8)	$20,976	$13,938	$7,250	50.5%	189.3%	$45,523	$44,703	1.8%
Effective tax rate (9)	37.1%	35.2%	30.0%			35.8%	35.3%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$16,890	$11,349	$6,676	48.8%	153.0%	$37,781	$41,369	(8.7)%

Adjusted earnings per diluted common share	$1.37	$0.88	$0.48	55.7%	185.4%	$2.95	$2.83	4.2%

Weighted average number of common shares outstanding
Diluted	12,298	12,942	13,952	(5.0)%	(11.9)%	12,801	14,594	(12.3)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16	Sept. 30,	Sept. 30,	Percent
(Dollars in thousands)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15	2016	2015	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$30,479	$16,786	$24,290	81.6%	25.5%	$53,831	$94,621	(43.1)%
Debt	30,898	33,325	20,446	(7.3)	51.1	80,195	69,082	16.1
Advisory services	75,230	48,112	47,135	56.4	59.6	204,971	121,653	68.5
Total investment banking	136,607	98,223	91,871	39.1	48.7	338,997	285,356	18.8

Institutional sales and trading
Equities	20,492	22,612	20,026	(9.4)	2.3	62,773	59,338	5.8
Fixed income	25,399	28,212	18,259	(10.0)	39.1	70,665	59,958	17.9
Total institutional sales and trading	45,891	50,824	38,285	(9.7)	19.9	133,438	119,296	11.9

Management and performance fees	1,353	1,794	1,898	(24.6)	(28.7)	4,112	3,926	4.7

Investment income	3,039	4,896	6,051	(37.9)	(49.8)	8,672	14,652	(40.8)

Long-term financing expenses	(2,253)	(2,293)	(1,668)	(1.7)	35.1	(6,838)	(4,781)	43.0

Adjusted net revenues (2)	184,637	153,444	136,437	20.3	35.3	478,381	418,449	14.3

Adjusted operating expenses (12)	154,378	135,106	125,936	14.3	22.6	415,760	361,188	15.1

Adjusted segment pre-tax operating income (5)	$30,259	$18,338	$10,501	65.0%	188.2%	$62,621	$57,261	9.4%

Adjusted segment pre-tax operating margin (6)	16.4%	12.0%	7.7%			13.1%	13.7%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '16	3Q '16	Sept. 30,	Sept. 30,	Percent
(Dollars in thousands)	2016	2016	2015	vs. 2Q '16	vs. 3Q '15	2016	2015	Inc/(Dec)
Asset Management
Management and performance fees
Management fees	$13,903	$12,801	$17,053	8.6%	(18.5)%	$39,587	$54,596	(27.5)%
Performance fees	—	—	—	—	—	—	208	N/M
Total management and performance fees	13,903	12,801	17,053	8.6	(18.5)	39,587	54,804	(27.8)

Investment income/(loss)	461	943	(5,096)	(51.1)	(109.0)	428	(5,241)	(108.2)

Net revenues	14,364	13,744	11,957	4.5	20.1	40,015	49,563	(19.3)

Adjusted operating expenses (13)	11,264	10,559	12,095	6.7	(6.9)	31,686	37,757	(16.1)

Adjusted segment pre-tax operating income/(loss) (13)	$3,100	$3,185	$(138)	(2.7)%	N/M	$8,329	$11,806	(29.5)%

Adjusted segment pre-tax operating margin (6)	21.6%	23.2%	(1.2)%			20.8%	23.8%

Adjusted segment pre-tax operating margin excluding investment income/(loss) *	19.0%	17.5%	29.1%			20.0%	31.1%

Total
Adjusted net revenues (2)	$199,001	$167,188	$148,394	19.0%	34.1%	$518,396	$468,012	10.8%

Adjusted operating expenses (12)	165,642	145,665	138,031	13.7	20.0	447,446	398,945	12.2

Adjusted pre-tax operating income (5)	$33,359	$21,523	$10,363	55.0%	221.9%	$70,950	$69,067	2.7%

Adjusted pre-tax operating margin (6)	16.8%	12.9%	7.0%			13.7%	14.8%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
* Management believes that presenting adjusted segment pre-tax operating margin excluding investment income/(loss) provides the most meaningful basis for comparison of the operating results for the Asset Management segment across periods.

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$200,847	$170,483	$149,617	$524,886	$475,554
Adjustments:
Revenue related to noncontrolling interests (11)	(1,846)	(3,295)	(1,223)	(6,490)	(7,542)
Adjusted net revenues	$199,001	$167,188	$148,394	$518,396	$468,012

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$135,186	$117,148	$96,132	$356,770	$295,543
Adjustments:
Compensation from acquisition-related agreements	(8,176)	(10,062)	(690)	(21,544)	(2,845)
Adjusted compensation and benefits	$127,010	$107,086	$95,442	$335,226	$292,698

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$47,210	$46,826	$46,697	$139,714	$116,072
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(568)	(720)	(839)	(1,888)	(3,010)
Restructuring and integration costs	—	(3,433)	(1,496)	(10,206)	(1,496)
Amortization of intangible assets related to acquisitions	(8,010)	(4,094)	(1,773)	(15,400)	(5,319)
Adjusted non-compensation expenses	$38,632	$38,579	$42,589	$112,220	$106,247

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$18,451	$6,509	$6,788	$28,402	$63,939
Adjustments:
Revenue related to noncontrolling interests (11)	(1,846)	(3,295)	(1,223)	(6,490)	(7,542)
Expenses related to noncontrolling interests (11)	568	720	839	1,888	3,010
Compensation from acquisition-related agreements	8,176	10,062	690	21,544	2,845
Restructuring and integration costs	—	3,433	1,496	10,206	1,496
Amortization of intangible assets related to acquisitions	8,010	4,094	1,773	15,400	5,319
Adjusted income before adjusted income tax expense	$33,359	$21,523	$10,363	$70,950	$69,067

Income tax expense:
Income tax expense – U.S. GAAP basis	$6,515	$1,996	$1,573	$8,767	$20,605
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,752	3,439	268	7,477	1,107
Restructuring and integration costs	—	557	582	3,192	582
Amortization of intangible assets related to acquisitions	3,116	1,593	690	5,991	2,070
Adjusted income tax expense	$12,383	$7,585	$3,113	$25,427	$24,364

Net income applicable to Piper Jaffray Companies:
Net income applicable to Piper Jaffray Companies – U.S. GAAP basis	$10,658	$1,938	$4,831	$15,033	$38,802
Adjustments:
Compensation from acquisition-related agreements	5,424	6,623	422	14,067	1,738
Restructuring and integration costs	—	2,876	914	7,014	914
Amortization of intangible assets related to acquisitions	4,894	2,501	1,083	9,409	3,249
Adjusted net income	$20,976	$13,938	$7,250	$45,523	$44,703

Continued on next page

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Net income applicable to Piper Jaffray Companies' common shareholders:
Net income applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$8,582	$1,577	$4,448	$12,476	$35,908
Adjustments:
Compensation from acquisition-related agreements	4,367	5,393	389	11,675	1,608
Restructuring and integration costs	—	2,343	842	5,821	846
Amortization of intangible assets related to acquisitions	3,941	2,036	997	7,809	3,007
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$16,890	$11,349	$6,676	$37,781	$41,369

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.70	$0.12	$0.32	$0.97	$2.46
Adjustments:
Compensation from acquisition-related agreements	0.36	0.42	0.03	0.91	0.11
Restructuring and integration costs	—	0.18	0.06	0.45	0.06
Amortization of intangible assets related to acquisitions	0.32	0.16	0.07	0.61	0.21
Adjusted earnings per diluted common share	$1.37	$0.88	$0.48	$2.95	$2.83

Continued on next page

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2016	2016	2015	2016	2015
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$186,483	$156,739	$137,660	$484,871	$425,991
Adjustments:
Revenue related to noncontrolling interests (11)	(1,846)	(3,295)	(1,223)	(6,490)	(7,542)
Adjusted net revenues	$184,637	$153,444	$136,437	$478,381	$418,449

Operating expenses:
Operating expenses – U.S. GAAP basis	$169,745	$152,028	$129,224	$460,628	$369,114
Adjustments:
Expenses related to noncontrolling interests (11)	(568)	(720)	(839)	(1,888)	(3,010)
Compensation from acquisition-related agreements	(8,176)	(10,062)	(690)	(21,544)	(2,631)
Restructuring and integration costs	—	(3,433)	(1,496)	(10,197)	(1,496)
Amortization of intangible assets related to acquisitions	(6,623)	(2,707)	(263)	(11,239)	(789)
Adjusted operating expenses	$154,378	$135,106	$125,936	$415,760	$361,188

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$16,738	$4,711	$8,436	$24,243	$56,877
Adjustments:
Revenue related to noncontrolling interests (11)	(1,846)	(3,295)	(1,223)	(6,490)	(7,542)
Expenses related to noncontrolling interests (11)	568	720	839	1,888	3,010
Compensation from acquisition-related agreements	8,176	10,062	690	21,544	2,631
Restructuring and integration costs	—	3,433	1,496	10,197	1,496
Amortization of intangible assets related to acquisitions	6,623	2,707	263	11,239	789
Adjusted segment pre-tax operating income	$30,259	$18,338	$10,501	$62,621	$57,261

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$12,651	$11,946	$13,605	$35,856	$42,501
Adjustments:
Compensation from acquisition-related agreements	—	—	—	—	(214)
Restructuring and integration costs	—	—	—	(9)	—
Amortization of intangible assets related to acquisitions	(1,387)	(1,387)	(1,510)	(4,161)	(4,530)
Adjusted operating expenses	$11,264	$10,559	$12,095	$31,686	$37,757

Segment pre-tax operating income/(loss):
Segment pre-tax operating income/(loss) – U.S. GAAP basis	$1,713	$1,798	$(1,648)	$4,159	$7,062
Adjustments:
Compensation from acquisition-related agreements	—	—	—	—	214
Restructuring and integration costs	—	—	—	9	—
Amortization of intangible assets related to acquisitions	1,387	1,387	1,510	4,161	4,530
Adjusted segment pre-tax operating income/(loss)	$3,100	$3,185	$(138)	$8,329	$11,806

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.